Exhibit 99.1

                    OVERNITE REPORTS RECORD REVENUE FOR 2003

         Richmond, VA, January 29, 2004 - Overnite Corporation (NASDAQ: OVNT) today reported financial results for the fourth quarter and year ended December 31, 2003. Results are shown both as reported on a generally accepted accounting principles basis (GAAP) and on a pro forma basis (a non-GAAP measure defined below) which removes certain non-recurring costs associated with Union Pacific Corporation's (UPC) divestiture of Overnite and adds the incremental costs associated with Overnite becoming an independent company.

Fourth Quarter
--------------

         Operating revenue for the quarter was $378.1 million, an increase of $26.9 million, or 7.7%, from $351.2 million in the fourth quarter of 2002.

         Net income was $3.1 million in the fourth quarter of 2003. Pro forma net income for the fourth quarter of 2003 was $10.5 million, an increase of 20.8%, compared to pro forma net income of $8.7 million for the fourth quarter of 2002. Pro forma fourth quarter diluted earnings per share were $0.38 per share.

         Pro forma operating income for the fourth quarter 2003 was $18.8 million, an increase of 22.8%, as compared to pro forma operating income of $15.3 million in the fourth quarter of 2002. Operating income for the fourth quarter of 2003 was $4.9 million compared to $16.7 million for the comparable period of 2002.

         The Corporation's operating ratio (total operating expenses divided by operating revenue) on a pro forma basis was 95.0% in the fourth quarter of 2003 compared to 95.6% for the fourth quarter of 2002. The operating ratio was 98.7% for the fourth quarter of 2003, compared to 95.2% for the fourth quarter of 2002.

         "We had a good fourth quarter to cap off a positive year. Revenue for the quarter increased 7.7% as our LTL tonnage benefited from continued strengthening in the economy. With our continuing focus on productivity and cost controls, and record revenue, we improved operating income by 22.8% on a pro forma basis," said Leo Suggs, Chairman, Chief Executive Officer and President of Overnite Corporation.

Year End
--------

         Operating revenue for the year was $1.476 billion, an increase of $123.7 million, or 9.1%, from $1.352 billion in the year of 2002.

         Net income for the year was $46.9 million. Pro forma net income for the year of 2003 was $41.3 million, or $1.49 per diluted share, an increase of $6.3 million, or 17.9%, as compared to pro forma net income of $35.0 million for the year of 2002. Pro forma net income for 2002 also excluded the one-time tax benefit of $33.7 million as a result of the resolution of issues that permitted a portion of UPC's 1986 Overnite acquisition costs to become tax deductible, resulting in a decrease in the Corporation's income tax expense.

         Pro forma operating income for the year of 2003 was $74.3 million, an increase of 18.4%, as compared to pro forma operating income of $62.7 million in the year of 2002. Operating income for the year 2003 was $67.4 million.

         The Corporation's operating ratio on a pro forma basis was 95.0% for the year of 2003 compared to 95.4% for the year of 2002. The operating ratio was 95.4% for the year of 2003.

Business Outlook
----------------

         The Corporation expects to continue to incur incremental operating expenses as the organization develops as a stand-alone entity. The Corporation anticipates that the full incremental stand-alone costs will be approximately $8.3 million on an annual basis. Including these assumed incremental costs, the Corporation anticipates first quarter 2004 earnings per diluted share to be between $0.19 and $0.24, and earnings per diluted share for the full year of 2004 to be between $1.58 and $1.68. For 2004, the Corporation plans to invest between $75 million and $85 million in capital expenditures.

         "Our fourth quarter results were better than expected. The stronger economic growth that began in the third quarter continued, albeit at a more modest pace, in the fourth quarter. The Company benefited from this growth and expects to continue benefiting from improvements in the economy in 2004," said Mr. Suggs.

Pro Forma Results
-----------------

         Overnite Corporation became a stand-alone company on November 5, 2003, as a result of a divestiture by UPC. Pro forma results have been provided to present results as if the Corporation were a public entity for the entire fourth quarter and 12 months of 2002 and 2003.

         The Corporation has included pro forma net income, pro forma operating income and pro forma operating ratio, including applicable pro forma earnings per share amounts for 2003 and 2002. These pro forma financial measures are alternatives to measures determined in accordance with GAAP. They should not be considered in isolation or as an alternative to measures determined in accordance with GAAP. Set forth below is a reconciliation of these pro forma non-GAAP financial measures to the most directly comparable financial measures calculated and reported in accordance with GAAP.

         The Corporation has included these non-GAAP financial measures to reflect the operations and financial performance of the Corporation as an independent, stand-alone entity. Management believes that these non-GAAP financial measures are more reflective of the Corporation's continuing operations as they present investors with information about the impact of the divestiture from UPC and the IPO on the Corporation's operations and, in doing so, improve transparency to investors and enhance period-to-period comparability of operations and financial performance.

         Pro forma operating income for the fourth quarter and full-year periods excludes the effects of $14.1 million in non-recurring expenses related to the vesting of awards granted under UPC compensation plans and the IPO-related grant of shares of the Corporation's stock to employees, and includes the estimated effects of the incremental stand-alone operating expenses, as shown below. For the fourth quarter, the effects are calculated as of October 1 of the respective period. For the full year, the effects are calculated as of January 1 of the respective year.

         Pro forma net income for the fourth quarter of 2003 excludes the estimated after-tax effects of $1.4 million of intercompany interest income previously received from UPC, as well as the after-tax effects of the $14.1 million non-recurring expenses. This measure also includes the after-tax effects of the incremental stand-alone operating expenses and includes the after-tax impact of interest expense as if the divestiture had occurred on October 1, 2003. Pro forma net income for the fourth quarter of 2002 includes the estimated after-tax effect of the stand-alone operating expenses, the after-tax impact of interest expense and the after-tax elimination of intercompany income as if the divestiture had occurred on October 1, 2002. A reconciliation of the most comparable measures reported in accordance with GAAP to these pro forma measures is as follows:

                                                   Three Months       Three Months        Twelve Months      Twelve Months
                                                      Ended               Ended          Ended December          Ended
                                                                                            31, 2003          December 31,
(amounts in thousands, except share, per           December 31,       December 31,                                2002
share and operating ratio data)                        2003               2002
---------------------------------------------     ---------------    ----------------    ----------------    ---------------
Operating income as reported                             $ 4,929             $16,693            $ 67,352            $71,046
Add: pre-tax non-recurring expenses for UPC
compensation plans, IPO-related stock grant
and other                                                 14,146                   -              14,146                  -
Less: pro forma calculation of three months
and twelve months of stand-alone expenses                    322               1,417               7,238              8,333
                                                  ---------------    ----------------    ----------------    ---------------
Pro forma operating income                              $ 18,753            $ 15,276            $ 74,260            $62,713
                                                  ===============    ================    ================    ===============

Pro forma operating ratio                                  95.0%               95.6%               95.0%              95.4%
---------------------------------------------     ---------------    ----------------    ----------------    ---------------

Net Income as reported                                   $ 3,110            $ 13,097            $ 46,859            $88,789
Add: after-tax non-recurring expenses for
UPC compensation plans, IPO-related stock
grant and other                                            8,629                   -               8,629                  -
Less: pro forma calculation of three months
and twelve months  of stand-alone expenses                   196                 861               4,340              5,080
Less: elimination of intercompany interest
income                                                       847               2,862               7,442             11,614
Less: pro forma calculation of three months
and twelve months of interest expense                        219                 701               2,394              3,363
Less: one-time tax benefit from settlement
with IRS                                                       -                   -                   -             33,700
                                                  ---------------    ----------------    ----------------    ---------------
Pro forma net income                                    $ 10,477             $ 8,673            $ 41,312            $35,032
                                                  ===============    ================    ================    ===============

Pro forma earnings per share:
         Basic                                           $  0.38                                 $  1.49
         Diluted                                         $  0.38                                 $  1.49
Pro forma shares outstanding:
         Basic                                        27,760,690                              27,760,690
         Diluted                                      27,807,887                              27,807,887

         All earnings per share calculations have been presented assuming all basic and diluted shares were outstanding as of January 1, 2003. Earnings per share on a GAAP basis have not been presented as the calculation would not be meaningful.

Investor Conference Call and Web Simulcast
------------------------------------------

         The Corporation will conduct a conference call on Friday, January 30, 2004, at 8:30 a.m. Eastern Standard Time to discuss the fourth quarter and annual results of 2003, guidance for 2004 and other developments. The number to call for this teleconference is (800) 901-5231 and (617)786-2961 for international calls. The passcode will be 62221717.

         The call also will be webcast live via the Corporation's Web site at www.ovnt.com and will be archived there for future playback. The webcast is also being distributed through CCBN's individual investor center at www.companyboardroom.com or by visiting any of the investor sites in CCBN's Individual Investor Network. Institutional investors can access the call via CCBN's password-protected event management site, StreetEvents (www.streetevents.com).

         Supplemental financial information is attached, including a separate table that reconciles the Consolidated Condensed Statements of Income for the three months ended December 31, 2003 and 2002 to the pro forma amounts.

         Additional information is available at our Web site: www.ovnt.com. Overnite's contact for investors is Paul Hoelting, (804) 231-8455. Overnite's media contact is Ira Rosenfeld, (804) 291-5362.

         Overnite Corporation is one of America's leading less-than-truckload transportation companies. Its principal operating company, Overnite Transportation Company operates in all 50 states, Canada, Puerto Rico, Guam, the U.S. Virgin Islands and Mexico. Motor Cargo is a regional less-than-truckload carrier primarily serving the western United States, Canada and Mexico. Together, they form one of the largest less-than-truckload carriers in the United States with 207 service centers and a fleet of over 6,000 tractors and more than 22,000 trailers. The Corporation's Web site is www.ovnt.com.

                                   **********

                    FORWARD-LOOKING AND CAUTIONARY STATEMENTS

         This press release contains "forward-looking statements" within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include information relating to future events, future financial performance, strategy, expectations, competitive environment, regulation and availability of resources.

         Forward-looking statements should not be read as a guarantee of future performance or results. Forward-looking statements are based on information available at the time and/or management's good faith belief with respect to future events, and are subject to risks and uncertainties that could cause the Corporation's actual performance or results to differ materially from those expressed in the statements. Important factors that could cause such differences include, but are not limited to: whether the Corporation is fully successful in implementing its financial and operational initiatives; industry competition, conditions, performance and consolidation; legislative and/or regulatory developments; the effects of adverse general economic conditions, both within the United States and globally; any adverse economic or operational repercussions from recent terrorist activities, any government response thereto and any future terrorist activities, war or other armed conflicts; changes in fuel prices; changes in labor costs; labor stoppages; the outcome of claims and litigation; natural events such as severe weather, floods and earthquakes; and other factors detailed from time to time in the reports that the Corporation files with the Securities and Exchange Commission.

         The Corporation assumes no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information except to the extent required by applicable securities laws.


                                                       OVERNITE CORPORATION
                                      CONSOLIDATED CONDENSED STATEMENTS OF INCOME (Unaudited)
                                                      (Thousands of Dollars)

                                                           For the three months ended                For the twelve ended
                                                                    December 31,                           December 31,
                                                          ------------------------------        ---------------------------------
                                                               2003              2002                 2003               2002
                                                               ----              ----                 ----               ----
Operating Revenue                                           $ 378,073         $ 351,162           $1,475,463         $ 1,351,788
Operating Expenses:
     Salaries, wages and employee benefits                    236,595           203,374              884,053             807,105
     Supplies and expenses                                     33,354            28,963              124,887             101,985
     Operating taxes                                           13,039            12,586               52,738              50,047
     Claims and insurance                                      10,247            14,746               54,706              43,248
     Rents and purchased transportation                        44,554            41,010              157,513             145,274
     Communication and utilities                                5,034             5,190               20,937              20,696
     Depreciation                                              14,382            14,697               57,169              58,526
     Other                                                     15,939            13,903               56,108              53,861
                                                            ---------         ---------           ----------         -----------
         Total operating expenses                             373,144         $ 334,469            1,408,111           1,280,742
                                                            ---------         ---------           ----------         -----------

Operating Income                                                4,929            16,693               67,352              71,046
Other Income and Expense:
     Interest income from parent                                1,389             4,709               12,411              19,052
     Interest expense                                           1,045               279                2,077               1,183
     Other income                                                 179               425                  467               1,456
                                                            ---------         ---------           ----------         -----------
Income before Income Taxes                                      5,452            21,548               78,153              90,371
     Income tax expense                                         2,342             8,451               31,294               1,582
                                                            ---------         ---------           ----------         -----------
Net Income                                                  $   3,110          $ 13,097           $   46,859         $    88,789
                                                            =========         =========           ==========         ===========

Operating Ratio                                                 98.7%             95.2%                95.4%               94.7%



Selected Operating Data:
     Gross Weight hauled (millions of pounds):
     LTL                                                      2,337.6           2,176.2              9,172.1             8,693.2
     Truckload                                                  216.0             209.9                840.6               839.0
                                                            ---------         ---------           ----------         -----------
         Total                                                2,553.6           2,386.1             10,012.7             9,532.2
                                                            =========         =========           ==========         ===========
     Shipments (000's)
     LTL                                                      2,393.8           2,288.9              9,599.4             9,416.5
     Truckload                                                   15.9              16.5                 62.3                65.8
     Dedicated truckload                                         19.5              19.1                 78.4                69.3
                                                            ---------         ---------           ----------         -----------
         Total                                                2,429.2           2,324.5              9,740.1             9,551.6
                                                            =========         =========           ==========         ===========

     LTL Weight per LTL shipment (pounds)                         977               951                  955                 923
     LTL revenue per LTL hundredweight,
     (excluding fuel surcharge)                             $   14.33          $  14.43           $    14.27         $     14.01


                                          OVERNITE CORPORATION
                   CONSOLIDATED CONDENSED STATEMENTS OF FINANCIAL POSITION (Unaudited)

                                                                           (Thousands of Dollars)

                                                                               As of December 31,
                         Assets                                             2003                 2002
                                                                            ----                 ----
Current Assets:
      Cash and cash equivalents                                          $  11,068          $     2,086
      Accounts receivable                                                  152,285              136,340
      Advances to parent                                                         -              163,173
      Other current assets                                                  28,190              106,174
                                                                         ----------         ------------
Total current assets                                                       191,543              407,773
Net properties                                                             499,446              499,558
Total other assets                                                         139,741              123,361
                                                                         ----------         ------------
           Total assets                                                  $ 830,730          $ 1,030,692
                                                                         ==========         ============

               Liabilities and Common Shareholder's Equity
Current liabilities                                                      $ 201,846            $ 176,195
Non-current Liabilities:
      Long term debt                                                       115,500                    -
      Other non-current liabilities                                        132,316              223,416
                                                                         ----------         ------------
        Total non-current liabilities                                      247,816              223,416
Common Shareholder's Equity                                                381,068              631,081
                                                                         ----------         ------------
           Total liabilities and common shareholder's equity             $ 830,730          $ 1,030,692
                                                                         ==========         ============


                                          OVERNITE CORPORATION
                       CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS (Unaudited)

                                                                            (Thousands of Dollars)

                                                                    for the twelve months ended December 31,
                                                                             2003                 2002
                                                                          ---------             --------
Cash provided by operating activities:
      Net income                                                            46,859               88,789
      Depreciation                                                          57,169               58,526
      Change in current assets and liabilities                              26,129              (31,207)
      Other                                                                  9,675             (109,496)
                                                                          ---------             --------
      Cash provided by operating activites                                 139,832                6,612

Cash used in investing activities:
      Capital investment, net of sales proceeds                            (56,900)             (56,617)
      Purchase of Motor Cargo                                                    -                 (542)
                                                                          ---------             --------
      Cash used in investing activities                                    (56,900)             (57,159)

Cash provided by (used in) financing activities:
      Proceeds from debt                                                   128,000                    -
      Dividends paid to parent                                            (140,000)             (16,000)
      Advances to parent, net                                              (58,882)              56,271
      Cash overdraft                                                        (3,068)               3,023
                                                                          ---------             --------
      Cash provided by (used in) financing activities                      (73,950)              43,294

Net Change in Cash:                                                          8,982               (7,253)
      Cash at beginning of year                                              2,086                9,339
                                                                          ---------             --------
      Cash at end of year                                                 $ 11,068              $ 2,086
                                                                          =========             ========




                                     OVERNITE CORPORATION
              PRO FORMA CONSOLIDATED CONDENSED STATEMENTS OF INCOME (Unaudited)
                                    (Thousands of Dollars)


                                                 For the three months ended December 31,2003
                                                 -------------------------------------------
                                                                 Pro Forma
                                                    Actual    Adjustments (a)    Pro Forma
                                                  ---------   ---------------    ---------

Operating Revenue                                 $ 378,073      $      -        $ 378,073
                                                  ---------      --------        ---------
Operating Expenses:
     Salaries, wages and employee benefits          236,595       (14,039) (b)     222,556
     Supplies and expenses                           33,354                         33,354
     Operating taxes                                 13,039                         13,039
     Claims and insurance                            10,247           181  (c)      10,428
     Rents and purchased transportation              44,554                         44,554
     Communication and utilities                      5,034                          5,034
     Depreciation                                    14,382                         14,382
     Other                                           15,939            34  (d)      15,973
                                                  ---------      --------        ---------
         Total operating expenses                   373,144       (13,824)         359,320

Operating Income                                      4,929        13,824           18,753

Other Income and Expense:
     Interest income from parent                      1,389        (1,389) (e)           -
     Interest expense                                 1,045           359  (f)       1,404
     Other income                                       179             -              179
                                                       ----            --             ----
Income before Income Taxes                            5,452        12,076           17,528
     Income tax expense                               2,342         4,709            7,051
                                                  ---------      --------        ---------
Net Income                                        $   3,110      $  7,367        $  10,477
                                                  =========      ========        =========

Operating Ratio                                        98.7%                          95.0%

Net income per share:
     Basic                                        $    0.11                (g)   $    0.38
     Diluted                                      $    0.11                (g)   $    0.38

Weighted average number of shares
Outstanding :
     Basic                                       27,760,690                (g)  27,760,690
     Diluted                                     27,807,887                (g)  27,807,887



                                                 For the three months ended December 31, 2002
                                                 --------------------------------------------
Operating Revenue                                                 Pro Forma
Operating Expenses:                                  Actual     Adjustments (a)  Pro Forma
     Salaries, wages and employee benefits          ---------   ---------------  ---------
     Supplies and expenses
     Operating taxes                                $ 351,162    $      -        $ 351,162
     Claims and insurance
     Rents and purchased transportation               203,374         321  (b)     203,695
     Communication and utilities                       28,963                       28,963
     Depreciation                                      12,586                       12,586
     Other                                             14,746         545  (c)      15,291
                                                       41,010                       41,010
         Total operating expenses                       5,190                        5,190
                                                       14,697                       14,697
Operating Income                                       13,903         551  (d)      14,454
                                                    ---------     -------        ---------
Other Income and Expense:                             334,469       1,417          335,886
     Interest income from parent
     Interest expense                                  16,693      (1,417)          15,276
     Other income

Income before Income Taxes                              4,709      (4,709) (e)           -
     Income tax expense                                   279       1,153  (f)       1,432
                                                          425           -              425
                                                    ---------     -------        ---------
Net Income                                             21,548      (7,279)          14,269
                                                        8,451      (2,855)           5,596
                                                    ---------     -------        ---------
                                                    $  13,097    $  (4,424)       $  8,673
                                                    =========    =========        ========

Operating Ratio                                          95.2%                        95.6%


Notes:
     (a) Overnite Corporation became a stand-alone company on November 5, 2003. Pro forma adjustments are included and calculated to provide information as if Overnite Corporation had been a stand-alone company for the entire three months of the fourth quarter in both 2003 and 2002.
     (b) Adjustment reflects $14,146,000 of non-recurring expenses related to the vesting of awards granted under UPC compensation plans and the IPO-related grant of shares of the Company's stock to employees and $107,000 of salaries and wages in the fourth quarter of 2003. The fourth quarter of 2002 includes $321,000 of salaries and wages
     (c) Adjustment to reflect incremental costs for directors and officers insurance coverage and various other insurance coverages.
     (d) Adjustment to reflect incremental legal fees and other professional fees
     (e) Intercompany interest from parent was earned on a monthly basis in periods prior to November 5, 2003. This intercompany interest is no longer earned and will not be earned in future periods.
     (f) Adjustment to reflect interest expense related to $115.5 million of long term debt and $13.5 million of short term debt incurred as part of the divestiture from UPC.
     (g) All earnings per share calculations have been presented assuming all basic and diluted shares were outstanding as of January 1, 2003. Earnings per share, on a GAAP basis have not been presented as the calculation would not be meaningful.